UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2010

The Scotts Miracle-Gro Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-11593	31-1414921
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio		43041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	937-644-0011

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with Mark R. Baker

As previously disclosed in its Current Report on Form 8-K filed October 29, 2010, on October 29, 2010, The Scotts Miracle-Gro Company (the "Company") announced that Mark R. Baker had resigned as the Company’s President and Chief Operating Officer and as a Class III member of the Board of Directors of the Company effective immediately.

On November 3, 2010, The Scotts Company LLC ("Scotts LLC"), a wholly-owned subsidiary of the Company, executed a Separation Agreement and Release of All Claims (the "Separation Agreement") with Mr. Baker. The Separation Agreement, which supersedes the Employment Agreement dated October 1, 2008 (the "Employment Agreement") between Mr. Baker and Scotts LLC, addresses the payments and benefits to which Mr. Baker is entitled in connection with his resignation. Mr. Baker executed the Separation Agreement as of October 28, 2010.

Pursuant to the terms of the Separation Agreement, Scotts LLC will provide Mr. Baker with a lump sum payment of $5,025,000 within 30 days of the effective date of the Separation Agreement. In addition, the vesting date for the 103,700 stock options granted to Mr. Baker on October 8, 2008, which have a normal vesting date of September 30, 2011, will be changed to October 28, 2010. Cash amounts paid to Mr. Baker will be net of all applicable withholdings and deductions required by federal, state and local taxing authorities.

The payments and benefits described above are the only amounts to which Mr. Baker is entitled under the Separation Agreement. He also remains entitled to any vested benefits he had as of October 28, 2010 under other benefit plans or programs maintained by the Company or its subsidiaries, including The Scotts Company LLC Retirement Savings Plan and The Scotts Company LLC Executive Retirement Plan, and any award agreements thereunder to which Mr. Baker is a party.

The Separation Agreement, together with the Employee Confidentiality, Noncompetition, Nonsolicitation Agreement previously executed by Mr. Baker on September 29, 2008, which will continue in effect following his resignation, also contains various restrictive covenants, including covenants relating to non-solicitation, confidentiality and cooperation.

The foregoing is a brief description of the terms of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

a) Financial statements of businesses acquired:
Not applicable.

(b) Pro forma financial information:
Not applicable.

(c) Shell company transactions:
Not applicable.

(d) Exhibits:

10.1 - Separation Agreement and Release of All Claims, effective November 3, 2010, by and between The Scotts Company LLC and Mark R. Baker (executed by Mr. Baker as of October 28, 2010 and on behalf of The Scotts Company LLC on November 3, 2010)

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Scotts Miracle-Gro Company

November 5, 2010	By:	/s/ Vincent C. Brockman

Name: Vincent C. Brockman
Title: EVP, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and Release of All Claims, effective November 3, 2010, by and between The Scotts Company LLC and Mark R. Baker (executed by Mr. Baker as of October 28, 2010 and on behalf of The Scotts Company LLC on November 3, 2010)